Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder

Nationwide Life Insurance Company:

We consent to the use of our report on Nationwide Variable Account 4, dated March 21, 2017, incorporated by reference herein. We also consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information on Form N-4 (File No. 333-201820).

/s/ KPMG LLP

Columbus, Ohio

September 1, 2017

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder

Nationwide Life Insurance Company:

We consent to the use of our report on Nationwide Variable Account 4, dated March 21, 2017, incorporated by reference herein. We also consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information on Form N-4.

/s/ KPMG LLP

Columbus, Ohio

September 1, 2017